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                                                                    EXHIBIT 10.1

                              COMMUNITY FIRST, INC.
                        MANAGEMENT STOCK OPTION AGREEMENT

         THIS AGREEMENT (the "Agreement") is made and entered into as of the _____ day of ___________________________, 2002, by and between COMMUNITY FIRST,
INC. (the "Company"), a Tennessee corporation and bank holding company with its principal place of business in Columbia, Tennessee, and _______________________________________ (the "Optionee").

         WHEREAS, the Company is the sole shareholder of Community First Bank & Trust (the "Bank"); and

         WHEREAS, the Company became the sole shareholder of the Bank pursuant to a share exchange effective as of August 1, 2002 (the "Share Exchange"); and

         WHEREAS, prior to the Share Exchange, the Bank had in place the Community First Bank & Trust Stock Option Plan (the "Bank Plan"); and

         WHEREAS, pursuant to the Bank Plan, the Bank had entered into an Amended Management Stock Option Agreement, dated as of ____________________, 1999, with Optionee pursuant to which the Bank granted Optionee the option to purchase certain stock of the Bank (the "Bank Option Agreement"); and

         WHEREAS, in connection with the Share Exchange, the Company and the Bank entered into an agreement pursuant to which the Company assumed the obligations of the Bank under the Bank Plan and under all stock option agreements entered into by the Bank pursuant to the Bank Plan and further agreed to amend and restate the Bank Plan and all such option agreements so that they would be on substantially the same terms as immediately before the Share Exchange, except that such option agreements would provide for options to acquire stock in the Company rather than stock in the Bank and all obligations of the Bank thereunder would be obligations of the Company rather than the Bank; and

         WHEREAS, the Company has adopted the Community First, Inc. Stock Option Plan (the "Plan") to amend, restate, replace, and supersede the Bank Plan in accordance with the foregoing; and

         WHEREAS, the Company and the Optionee desire to enter into this Agreement to amend, restate, replace, and supersede the Bank Option Agreement; and

         WHEREAS, the Company desires to further the business objectives of the Bank and the Company by affording the Optionee an opportunity to acquire shares of the Company's common stock (the "Common Stock") by making this grant of stock options under the Plan which grant is intended to provide additional financial incentive to the Optionee and to intensify his or her interest in the success of the Bank and the Company, as well as award Optionee's contribution to the Company's and the Bank's performance;

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the parties agree as follows:

         1. Replacement of the Bank Option Agreement and Bank Plan. The Plan amends, restates, replaces, and supersedes the Bank Plan and this Agreement amends, restates, replaces, and supersedes the Bank Option Agreement. Neither the Company nor the Bank shall have any further obligations under the Bank Plan or under the Bank Option Agreement, and the Optionee shall have no rights under the Bank Plan or the Bank Option Agreement. The Optionee hereby waives any right he may have had to receive notice of the Share Exchange or the



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amendment, restatement, replacement, and/or superseding of the Bank Plan or the
Bank Option Agreement. The Optionee agrees that neither the Share Exchange nor the amendment, restatement, replacement, or superseding of the Bank Plan or the Bank Option Agreement result in the vesting of any options to acquire stock of the Bank or the Company.

         2. The Option. Upon the terms and subject to the conditions of this Agreement, the Company hereby grants to the Optionee the right and option (the "Option") to purchase ________________ shares of its Common Stock (the "Shares"). The Option is intended to be an Incentive Stock Option as set forth in Section 422 of the Internal Revenue Code.

         3. Purchase Price. The purchase price of the Shares shall be Twenty and No/100 Dollars ($20.00) per share, which price represents the original issue price of the Bank's common stock, and shall be paid in cash or any other form acceptable to the Board.

         4. Vesting of Options. The Option granted pursuant to this Agreement shall vest as follows:

                  (a) The Option will vest at a rate of one-sixth (1/6) of the total number of shares granted under this Agreement per vesting year, for a period of six (6) years.

                  (b) The first vesting year (the "Beginning Year") began on May 17, 1999.

         5. Regulation. Notwithstanding anything contained in this Agreement, all, or any portion of, the Option whether vested or unvested, shall be forfeited in the event that the primary state or federal regulator of the Company or the Bank orders such forfeiture, after proper notice and opportunity for hearing.

         6. Duration of the Option. The Option shall expire ten (10) years from the date of the Bank Option Agreement.

         7.       Exercise of Option.

                  (a) Except as provided in subparagraphs (b) and (c) below, the Optionee may exercise any vested portion of the Option any time prior to the expiration of the Option as long as he or she is an "Employee" as defined in the Plan ("Employee").

                  (b) In the event that the active employment of the Optionee terminates (other than by reason of death), any vested portion of the Option may be exercised at any time within three (3) months after such termination, unless otherwise determined by the Board of Directors.

                  (c) Subject to the provisions of Paragraph 5, in the event of the Optionee's death while he or she is an Employee or within three (3) months after the termination of his employment, any vested portion of the Option may be exercised at any time within twelve (12) months after the date of his death by the executors or administrators of the estate of the Optionee or by any person who shall have acquired the Option from the Optionee by bequest or inheritance.

         8. Manner of Exercise. Subject to the terms and conditions hereof, the Option may be exercised by giving written notice to the Company, attention of the secretary, which notice shall state the election to exercise the Option and the number of Shares in respect of which it is being exercised, and by tendering a check for payment in full of the Option Price of said Shares. In addition, the Company shall have the right to require a cash payment upon the exercise of the Option in connection with any obligation of the Company to withhold taxes.


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         9.       Adjustment Upon Changes in Capitalization.

                  (a) If at any time or from time to time after the date of this Agreement, the Company shall increase or decrease the outstanding Common Stock by way of stock dividend, stock split, or combination, the per share option price shall be adjusted, or further adjusted, as of the close of business on the record date for such transaction, to a price (rounded down to the nearest cent) determined by dividing (i) an amount equal to the number of shares of Common Stock outstanding immediately prior to such transaction multiplied by the per share option price in effect immediately prior to such transaction by (ii) the total number of shares of Common Stock outstanding immediately after such transaction. Upon any adjustment in the per share option price, the Optionee shall thereafter be entitled to purchase at the per share option price resulting from such adjustment, the number of Shares obtained by multiplying the per share option price in effect immediately prior to such adjustment by the number of Shares that could have been purchased pursuant to the Option immediately prior to such adjustment and dividing the product thereof by the per share option price resulting from such adjustment. Notice of any such adjustment shall be delivered promptly to the Optionee.

                  (b) If the Company shall be consolidated with or merged with or into another entity (whether or not the Company shall be the surviving entity), or shall enter into a share exchange, or shall sell all or substantially all of its assets as part of a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, or shall reclassify or reorganize its capital structure (except a stock dividend, split, or combination covered by Section 9(a) hereof), the number and kind of Shares subject to the Option shall be increased or decreased to reflect the number of Shares which the Optionee would have been entitled to receive in connection with such transaction if the shares subject to the Option had been issued and held by Optionee on the record date for such transaction. Notice of such consolidation, merger, sale, share exchange, reclassification, or reorganization and of said provisions proposed to be made shall be delivered to the Optionee not less than thirty (30) days prior to such record date. As a condition to any reorganization, reclassification, consolidation, merger or sale, in which the Company is not the survivor, or any share exchange in which the shareholders exchange or are deemed to have exchanged all of their shares of stock in the Company for shares of stock of some other entity, the Company or any successor, surviving, acquiring, or purchasing entity or other party to an exchange, as the case may be, shall agree that it is bound by this Option, that it will satisfy all of the obligations of the Company hereunder and that the Optionee shall have the right, upon exercise of this Option, on the terms and conditions hereof, to receive the kind and amount of stock, securities or assets receivable upon such reorganization, reclassification, consolidation, merger, sale, or share exchange by a shareholder of the number of Shares issuable upon exercise of this Option immediately prior to such reorganization, reclassification, consolidation, merger, sale, or share exchange, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9; provided, however, that Optionee shall be required to exercise all such options within twenty-four (24) months from the date of such reorganization, reclassification, consolidation, merger, sale, or share exchange.

                  (c) If, at any time, the Company increases the number of shares of Common Stock, including those events causing adjustment as set forth herein, this Option shall be modified so as to grant additional Options on the number of Shares necessary to bring the total number of Shares under the Options equal to five percent (5%) of the outstanding shares of Common Stock of the Company. Such additional Options shall be on the same terms as provided in this Agreement, with adjustments in the vesting schedule if needed to preserve the status of the additional Options as Incentive Stock Options. The purchase price to the Optionee for any subsequent purchase of Shares under this Plan shall be determined by the Board of Directors of the Company at the time of such issue, but in no event shall the purchase price of those shares be less than Fair Market Value on the date of their issue.


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         10.      No Rights as a Shareholder. The Optionee shall have none of the rights of a shareholder with respect to any Shares subject to the Option until such Shares shall be issued to him upon the exercise of the Option.

         11. No Employment Rights. Nothing in this Agreement shall confer on the Optionee any right to continue in the active employment of the Company or the Bank or any subsidiary of either the Company or the Bank or interfere in any way with the right of the Company or the Bank or any subsidiary of either the Company or the Bank at any time to terminate or modify the terms or conditions of such service.

         12. Transferability. The Options granted hereunder shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and the Options granted hereunder may be exercised during his or her lifetime only by the Optionee or his or her guardian or legal representative. Without limiting the generality of the foregoing, the Option may not be assigned, transferred, pledged or hypothecated (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Options granted hereunder contrary to the provisions hereof, or by the levy of any attachment or similar process upon the Options granted hereunder, shall be void and of no force or effect. Notwithstanding the foregoing, to the extent that the Options granted hereunder must be pledged by the Optionee to finance the acquisition of the shares upon exercise, the Options granted hereunder may be pledged for such purpose.

         13. Rule 16b-3. This Agreement shall be limited and construed in such respects as may be necessary in order that it will receive the full benefit of the exemption from liability provided by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation to the extent applicable.

         14. Governing Law. This Agreement shall be construed under the substantive laws and procedural provisions of the state of Tennessee, without regard to principles of conflict of laws, unless otherwise governed by federal law.

         15. Plan Terms. The terms of the Plan, pursuant to which this Agreement is made, are incorporated herein by reference and expressly made a part of this Agreement.

         16. Entire Agreement. This Agreement and the Plan represent the entire agreement with respect to the subject matter hereof and supersede all previous agreements, including without limitation the Bank Option Agreement.

         IN WITNESS WHEREOF, the Company and the Optionee have duly executed this Option Agreement as of the day and year first above written.

                           COMMUNITY FIRST, INC.

                                   By:
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                                   Title:
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                                   OPTIONEE

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